UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona	85251-4304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, at the annual meeting of shareholders (the “2022 Annual Meeting”) of Viad Corp (the “Company”), the Company’s shareholders approved the amendment and restatement of the 2017 Viad Corp Omnibus Incentive Plan (the “Plan”) to, among other things, increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 840,000 shares (the “Amended and Restated Plan”).

The Amended and Restated Plan previously had been approved, subject to shareholder approval, by the Human Resources Committee of the Board of Directors of the Company (the “Board”). The Amended and Restated Plan became effective immediately upon shareholder approval at the Annual Meeting.

The terms of the Amended and Restated Plan provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash-based awards, other stock awards, and performance units or performance shares that may be settled in cash, stock or a combination of the two.

A more detailed summary of the material features of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement for the 2022 Annual Meeting, filed with the Securities and Exchange Commission on April 7, 2022 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) At the close of business on the record date for the 2022 Annual Meeting, there were 27,253,504 votes outstanding (including shares of 5.5% Series A Convertible Preferred Stock (the “Preferred Stock”) on an as-converted basis). A total of 25,839,212 votes (on an as-converted basis), or 94.8% of outstanding shares of the Company’s common stock (on an as-converted basis), were represented in person or by proxy at the 2022 Annual Meeting.

(b) The following proposals are described in detail in the Proxy Statement. The final voting results for each of the matters submitted to a shareholder vote at the 2022 Annual Meeting are as follows:

Proposal One: Election of Directors. The Company’s shareholders reelected all director nominees in an uncontested election, based on the following voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Beverly K. Carmichael	24,058,980	658,460	3,456	1,118,316

Denise M. Coll	23,013,779	1,703,543	3,574	1,118,316

Steven W. Moster	24,042,892	647,057	30,947	1,118,316

Proposal Two: Ratification of Viad’s Independent Registered Public Accounting Firm for 2022. The Company’s shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year, based on the following voting results:

For	Against	Abstain
25,599,245	234,621	5,346

Proposal Three: Advisory Approval of Named Executive Officer Compensation. The Company’s shareholders approved, on an advisory basis, named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
23,954,299	754,212	12,385	1,118,316

Proposal Four: Approval of the Amended and Restated Plan. The Company’s shareholders approved the Amended and Restated Plan, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
24,255,794	455,912	9,190	1,118,316

(c) The holders of the Preferred Stock elected Brian P. Cassidy and Patrick T. LaValley as the preferred directors in connection with the 2022 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	2017 Viad Corp Omnibus Incentive Plan, amended and restated effective May 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: May 26, 2022	By:	/s/ Derek P. Linde
Derek P. Linde
Chief Operating Officer, General Counsel & Corporate Secretary